Exhibit 99.1

Wisplinx, LLC

Financial Statements as of
December 31, 2006 and 2005
Together With Auditors’ Report

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Wisplinx, LLC

(an Oklahoma limited liability company)

Oklahoma City, Oklahoma

      We have audited the accompanying balance sheets of Wisplinx, LLC (an Oklahoma limited liability company) as of December 31, 2006 and 2005, and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wisplinx, LLC at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

January 25, 2008

Wisplinx, LLC

Balance Sheets

	September 30,	December 31,
	2007	2006	2005
	(unaudited)
ASSETS
Current Assets
Cash	$ 6,007	$ 7,236	$ 7,472
Accounts receiveable	7,140	2,193	2,990
Prepaid expenses	-	203	-

Total current assets	13,147	9,632	10,462

Property and equipment, net	56,274	62,859	53,255

TOTAL ASSETS	$ 69,421	$ 72,491	$ 63,717

LIABILITIES AND MEMBERS' EQUITY

Liabilities

Current liabilities
Accounts payable and accrued expenses	$ 9,829	$ 4,590	$ 17,644
Deferred revenue	5,775	5,981	6,069

Total current liabilities	15,604	10,571	23,713

Capital accounts
Steven J. Bentley	-	61,920	40,004
Edward N. Bentley	-	-	-
John A. Philbin	-	-	-
Steven J. Brentley and Sally F. Bentley as trustees of and behalf of the Bentley Family Trust	53,817	-	-

Total members' equity	53,817	61,920	40,004

TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 69,421	$ 72,491	$ 63,717

The accompanying notes are an integral part of these financial statements.

Wisplnx, LLC

Statements of Operations

	Nine months ended		Years ended

	September 30, 2007	September 30, 2006	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)

REVENUES	$ 55,521	$ 63,848	$ 82,822	$ 55,251

COSTS OF SALES	39,467	41,828	53,476	77,791

GROSS PROFIT	16,054	22,020	29,346	(22,540)

Depreciation expense	8,673	6,912	9,745	5,746
Other operating expenses	15,484	12,111	12,335	9,610

NET INCOME (LOSS)	$ (8,103)	$ 2,997	$ 7,266	$ (37,896)

Gain (Loss) per membership interest unit	$ (0.81)	$ 0.30	$ 0.73	$ (3.79)

Weighted average membership interest units outstanding:	10,000	10,000	10,000	10,000

The accompanying notes are an integral part of these financial statements.

Wisplinx, LLC

Statements of Shareholders’ Deficit

	Steven J. Bentley		Edward N. Bentley		John A. Philbin		Steven J. Brentley and Sally F. Bentley as trustees of and behalf of the Bentley Family Trust
	Membership Units	Amount	Membership Units	Amount	Membership Units	Amount	Membership Units	Amount	Total

Original contribution	100	$ 100	100	$ 100	100	$ 100	-	$ -	$ 300

Note receivable from owners				(100)		(100)			(200)

Additional contribution		77,800							77,800

Net loss	-	(37,896)	-		-		-	-	(37,896)

Balance at December 31, 2005	100	40,004	100	-	100	-	-	-	40,004

Additional contribution	-	14,650	-	-	-	-	-	-	14,650

Net income	-	7,266	-		-		-	-	7,266

Balance at December 31, 2006	100	61,920	100	-	100	-	-	-	61,920

Acquisition by Bentley Family Trust	(100)	(61,920)	(100)	-	(100)	-	300	61,920	-

Net loss (unaudited)	-	-	-	-	-	-	-	(8,103)	(8,103)

Balance at September 30, 2007 (unaudited)	-	$ -	-	$ -	-	$ -	300	$ 53,817	$ 53,817

The accompanying notes are an integral part of these financial statements.

Wisplinx, LLC

Statements of Cash Flows

	Nine-months ended September 30,		Years ended December 31,

	2007	2006	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ (8,103)	$ 2,997	$ 7,266	$ (37,896)
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	8,673	6,912	9,745	5,746
Changes in operating assets and liabilities
(Increase) in accounts receivable	(4,947)	(872)	797	(2,990)
(Increase) in prepaids	203	-	(203)	-
Increase in accounts payable and accrued liabilities	5,239	(9,167)	(13,054)	17,644
Increase in deferred revenue	(206)	(115)	(88)	6,069

NET CASH USED BY OPERATING ACTIVITIES	859	(245)	4,463	(11,427)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property & equipment	(2,088)	(12,949)	(19,349)	(59,001)

NET CASH PROVIDED BY INVESTING ACTIVITIES	(2,088)	(12,949)	(19,349)	(59,001)

CASH FLOWS FROM FINANCING ACTIVITIES

Contributions of capital	-	14,650	14,650	77,900

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	14,650	14,650	77,900

NET INCREASE (DECREASE) IN CASH	(1,229)	1,456	(236)	7,472

CASH AT BEGINNING OF PERIOD	7,236	7,472	7,472	-

CASH AT END OF PERIOD	$ 6,007	$ 8,928	$ 7,236	$ 7,472

SUPPLEMENTAL DISCLOSURE

Income taxes paid	$ -	$ -	$ -	$ -
Interest paid	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Wisplinx, LLC
(an Oklahoma limited liability company)

Notes to Financial Statements

1. Nature of Business

Wisplinx, LLC (an Oklahoma limited liability company) (the “Company”) began operations on January 1, 2005, as a wireless broadband internet access service provider located in the northern suburbs of Oklahoma City, Oklahoma. The Company provides internet service mainly for home or business usage for a monthly subscription charge via high-frequency radio. The Company’s service is currently available in a variety of locations in Oklahoma.

2. Summary of Significant Accounting Policies

Basis of Accounting

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America whereby revenues are recognized in the period earned and expenses when incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) No. 101, as amended by SAB No. 104, when each of the following four conditions are met: 1) a contract or sales arrangement exists; 2) products have been shipped and title has transferred or services have been rendered; 3) the price of the products or services is fixed or determinable; and 4) collectability is reasonably assured.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Ordinary maintenance and repairs are charged to expense, while expenditures that extend the physical or economic life of the assets are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the undiscounted cash flows are less than the carrying amount of the asset, the asset is considered to be impaired, and the impairment loss recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value Disclosure of Financial Statements

Wisplinx, LLC
(an Oklahoma limited liability company)

Notes to Financial Statements

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable and payables for which current carrying amounts are equal to or approximate fair market values. The fair value of long-term obligations is based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements and approximates carrying value.

Earning Per Membership Interest

Loss per membership interest is computed using the weighted-average membership unit outstanding.  Gain (Loss) per membership interest is $0.73 and ($3.79) for the years ended December 31, 2006 and 2005, respectively.

Income Taxes

The Company was formed as a limited liability company (LLC).  Taxes will pass through to the individual member based on his or her pro rata share of membership interest units.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expenses for the year ended December 31, 2006 and 2005 are $240 and $6,639, respectively.

Concentrations of Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.  Accounts receivable have been reduced to their estimated net realizable value in the accompanying balance sheets.  As a result, management deemed that $2,966 of accounts receivable was not collectible and written off during the year ended December 31, 2006 and $3,014 was written off during the period ended September 30, 2007.

The Company relies on Bandwidth.com to provide signals for the Internet service which they sell to their customers.

Interim Financial Data

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative or the results that may be expected for the year ending December 31, 2007.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncement to have a significant impact on the Company's results of operation, financial position or cash flows.

3. Property and Equipment

Property and equipment consisted of the following at December 31, 2005 and 2006:

Wisplinx, LLC
(an Oklahoma limited liability company)

Notes to Financial Statements

	Useful live (years)	2005	2006
Access Point Equipment	5 years	$1,410	$5,951
Computer Hardware	5 years	-	480
Computer Software	3 years	-	1,642
Subscriber Modules	5 years	28,484	35,664
Tower Equipment	15 years	29,107	34,613
Total		59,001	78,350
Less: Accumulated Depreciation		(5,746)	(15,491)
		$53,255	$62,859

The Company depreciates assets on a straight-line basis.  Depreciation expense for the years ended December 31, 2006 and 2005 was $9,745 and $5,746, respectively.

4. Commitments and Contingencies

Leases

The Company leases small areas of land at private residences for tower space.  These leases range in payment from $50 to $65 per month and are noncancellable operating leases.  The Company has multiple options to renew the leases with minimal increases in rent.  These leases expire on various dates through 2010.

The Company also leases bandwidth for signal from a corporate provider under noncancelable operating leases.   These leases expire on various dates through 2008.

Aggregate future minimum lease payments at December 31, 2006 are as follows:

2007	$40,482
2008	8,127
2009	940
2010	633

$50,182

Lease expense for the years ended December 31, 2006 and 2005 was $30,919 and $15,300, respectively, and $33,026 and $20,619 for the nine months ended September 30, 2007 and 2006, respectively.

Litigation

The Company is not currently subject to any pending or threatened litigation, other than routine litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on its financial condition or results of operations.

5. Members’ Equity

The Company received an initial capital contribution from three members for $100 each. One individual invested $100 cash.  Notes receivable were established for the other two members’ initial capital contribution, which were recorded as a reduction of members’ equity.

Wisplinx, LLC
(an Oklahoma limited liability company)

Notes to Financial Statements

One member contributed additional funds during the years ended December 31, 2005 and 2006 and did not receive any additional units of membership interest for this investment.  This investor contributed an additional $14,650 and $77,800 during the years ended December 31, 2006 and 2005, respectively.

On August 7, 2007, all issued and outstanding units of membership interests of Wisplinx, LLC were acquired by the Bentley Family Trust for $1.00.

6. Concentrations

The Company utilizes one large telecom vendor for the signal that provides the Internet for which they sell to their customers.  During the years ended December 31, 2006 and 2005, this vendor accounted for approximately 40% and 6%, respectively, of the Company’s cost of sales.

During the years ended December 31, 2006 and 2005, the Company had no concentrations in customers.

7. Subsequent Events

On October 2, 2007, all issued and outstanding membership interests of Wisplinx, LLC were acquired by ARE for cash price of $50,000 and 50,000 shares of ARE Common Stock.